SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 29, 2004

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On September 29, 2004, Commonwealth Biotechnologies, Inc. announced (a) the renewal of its development contract with IIT Research Institute and (b) the receipt of two additional bio-defense related contracts. A copy of the press release is attached as an exhibit hereto.

On September 30, 2004, Commonwealth Biotechnologies, Inc. announced that it has been qualified and selected by the National Cancer Institute to perform molecular assays as part of a chemical trial to test the efficiency of the first DNA-based bladder cancer diagnostic.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Exhibits.

99.1	On September 29, 2004, Commonwealth Biotechnologies, Inc. announced (a) the renewal of its development contract with IIT Research Institute and (b) the receipt of two additional bio-defense related contracts. A copy of the press release is attached as an exhibit hereto.

99.2	On September 30, 2004, Commonwealth Biotechnologies, Inc. announced that it has been qualified and selected by the National Cancer Institute to perform molecular assays as part of a chemical trial to test the efficiency of the first DNA-based bladder cancer diagnostic.

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Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Robert B. Harris, Ph.D.
Robert B. Harris, Ph.D.
President and Chief Executive Officer

Dated: October 1, 2004

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EXHIBIT INDEX

Number	Description of Exhibit
99.1	On September 29, 2004, Commonwealth Biotechnologies, Inc. announced (a) the renewal of its development contract with IIT Research Institute and (b) the receipt of two additional bio-defense related contracts. A copy of the press release is attached as an exhibit hereto.

99.2	On September 30, 2004, Commonwealth Biotechnologies, Inc. announced that it has been qualified and selected by the National Cancer Institute to perform molecular assays as part of a chemical trial to test the efficiency of the first DNA-based bladder cancer diagnostic.

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